Exhibit 99.4

Consent of Director Nominee

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to my being named as a prospective director of Biomotion Sciences in its Registration Statement on Form S-4 and in all amendments thereto that may be filed with the Securities and Exchange Commission from and after the date hereof.

/s/ Dror Abramov	Date: May 9, 2024
Dror Abramov